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COCA-COLA ENTERPRISES, INC. TO WEBCAST
FIRST-QUARTER 2016 EARNINGS CONFERENCE CALL

ATLANTA, April 5, 2016 - Coca-Cola Enterprises (NYSE/Euronext Paris: CCE) will release first-quarter 2016 earnings before the market opens on Thursday, April 28, 2016.
A conference call discussing these results will be webcast live through the company’s website, www.cokecce.com, at 10:00 a.m. EDT, 3:00 p.m. BST, and 4:00 p.m. CEST. A replay of the presentation will be available later that day.
A copy of the company’s news release will be available through the website on the home page and under the Investors section.
About CCE
    Coca-Cola Enterprises, Inc. is the leading Western European marketer, producer, and distributor of nonalcoholic ready-to-drink beverages and one of the world’s largest independent Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden. CCE operates with a local focus and has 17 manufacturing sites across Europe, where the company manufactures nearly 90 percent of its products in the markets in which they are consumed. Sustainability is core to CCE’s business, and the company has been recognized by leading organizations in North America and Europe for its progress in water use reduction, carbon

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footprint reduction, and recycling initiatives. For more information about CCE, please visit www.cokecce.com and follow the company on Twitter at @cokecce.

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